As filed with the Securities and Exchange Commission on August 8, 2007

Registration No. 333 -________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________________________________

EMISPHERE TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)
_________________________________________________________

DELAWARE	2834	13-3306985

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York 10591
(914) 347-2220
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
_________________________________________________________

Emisphere Technologies, Inc. 2000 Stock Option Plan
(full title of plan)

Michael V. Novinski
President and Chief Executive Officer
Emisphere Technologies, Inc.
765 Old Saw Mill River Road, Tarrytown, New York 10591
(914) 347-2220
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_________________________________________________________

Copies of Communications to:
Timothy Maguire, Esq.
Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
617-856-8200
_________________________________________________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of	Amount To Be	Proposed Maximum	Proposed Maximum	Amount of Registration
Securities To Be Registered	Registered (1) (2)	Aggregate Offering Price	Aggregate Offering	Fee (1)(3)
		Per Share (3)	Price (2)(3)
Common Stock par value $.01	525,736 shares	$3.94	$2,071,400	$64
per share

     (1) Represents shares issuable upon exercise of options to be granted pursuant to the Emisphere Technologies, Inc. 2000 Stock Option Plan.

     (2) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other similar transactions.

     (3) In accordance with Rule 457(h) under the Securities Act of 1933, as amended, the aggregate offering price of our common stock is estimated solely for calculating the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales prices of our stock reported by the Nasdaq National Market on August 6, 2007, which was $3.94 per share.

EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to the registration of additional securities of the same class as other securities for which registration statements are effective relating to Emisphere Technologies, Inc.’s (the “Registrant”) 2000 Stock Option Plan. Pursuant to General Instruction E of Form S-8, except as otherwise provided herein, this Registration Statement also incorporates by reference the Registrant’s registration statements on Form S-8 (333-54200, 333-101525) relating to the registration of an aggregate of 1,419,500 shares issuable under the registrant’s 2000 Stock Option Plan. Following the registration of the additional 525,736 shares under this Registration Statement, a total of 1,945,236 will be registered under the 2000 Stock Option Plan.

i

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Except as otherwise provided herein, the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-54200) filed with the Securities and Exchange Commission (the “Commission”) on January 24, 2001, and the Registrant’s Registration Statement on Form S-8 (Registration No. 333-101525), filed with the Commission on November 27, 2002, are incorporated herein by reference.

Item 3. Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on March 6, 2007.

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 19, 2007, February 15, 2007, February 27, 2007 (2 reports), April 11, 2007, May 4, 2007, May 24, 2007, June 5, 2007, June 11, 2007, June 29, 2007 and August 7, 2007.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Commission on May 7, 2007 and June 30, 2007, filed with the Commission on August 7, 2007.

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(e)	The description of the Registrant’s preferred stock purchase rights contained in its Registration Statement of Form 8-A dated September 11, 1990.

(f)	The description of Registrant’s Common Stock contained in its Registration Statement on Form 8-A dated September 11, 1990.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of it from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference to this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is incorporated by reference into this Registration Statement modifies or supersedes such statement.

Item 8. Exhibits

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., dated April 20, 2007, filed as Exhibit 3.1 to the Registrant’s Form 10-Q for the quarterly period ended as of March 31, 2007, filed with the Commission on May 7, 2007.*

4.2	By-Laws of Emisphere Technologies, Inc., as amended December 7, 1988 and September 26, 2005, each respectively filed as Exhibit 3(ii) to the Registrant’s Form 10-Q for the quarterly period ended as of January 31, 1999, as filed with the Commission on March 16, 1999, and filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 30, 2005.*

5.1	Opinion of Brown Rudnick Berlack Israels LLP.

10.1	Emisphere Technologies, Inc. 2000 Stock Option Plan filed as Exhibit 10.21 to the Registrant’s Form 10-K405 for the fiscal year ended July 31, 2000, filed with the Commission on October 25, 2000.*

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Brown Rudnick Berlack Israels LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

*Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York on August 8, 2007.

EMISPHERE TECHNOLOGIES INC

By:	/s/ Michael V. Novinski
Michael V. Novinski
President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael V. Novinski and William T. Rumble, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

NAME AND SIGNATURE	TITLE	DATE
/s/ Michael V. Novinski	President and Chief Executive Officer (Principal Executive Officer)	August 8, 2007
Michael V. Novinski
/s/ Stephen K. Carter	Director	August 8, 2007
Stephen K. Carter, M.D.
/s/ John D. Harkey, Jr.	Director	August 8, 2007
John D. Harkey, Jr.

NAME AND SIGNATURE	TITLE	DATE
/s/ Howard M. Pack	Director	August 8, 2007
Howard M. Pack
/s/ Mark H. Rachesky	Director	August 8, 2007
Mark H. Rachesky, M.D.
/s/ Michael Weiser	Director	August 8, 2007
Michael Weiser, M.D.
/s/ William T. Rumble	Corporate Controller (Principal Accounting Officer)	August 8, 2007
William T. Rumble, C.P.A.

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of Emisphere Technologies, Inc., dated April 20, 2007, filed as Exhibit 3.1 to the Registrant’s Form 10-Q for the quarterly period ended as of March 31, 2007, filed with the Commission on May 7, 2007.*

4.2	By-Laws of Emisphere Technologies, Inc., as amended December 7, 1988 and September 26, 2005, each respectively filed as Exhibit 3(ii) to the Registrant’s Form 10-Q for the quarterly period ended as of January 31, 1999, as filed with the Commission on March 16, 1999, and filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 30, 2005.*

5.1	Opinion of Brown Rudnick Berlack Israels LLP.

10.1	Emisphere Technologies, Inc. 2000 Stock Option Plan filed as Exhibit 10.21 to the Registrant’s Form 10-K405 for the fiscal year ended July 31, 2000.*

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Brown Rudnick Berlack Israels LLP (contained in Exhibit 5.1).

24.2	Powers of Attorney (included on signature page).

*Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated herein by reference.